Exhibit 99.1

For Immediate Release

Starwood Property Trust Reports Results for the

Quarter Ended March 31, 2017

– Quarterly GAAP Earnings of $0.39 and Core Earnings of $0.51 per Diluted Common Share –

– Deploys $1.4 Billion of Capital –

– Issues $250 Million of 4.375% Convertible Notes Due 2023 –

– Declares Dividend of $0.48 per share for the Second Quarter of 2017 –

GREENWICH, Conn., May 9, 2017 /PRNewswire/ -- Starwood Property Trust, Inc. (NYSE: STWD) today announced operating results for the fiscal quarter ended March 31, 2017.  The Company’s first quarter 2017 GAAP net income was $102.4 million, or $0.39 per diluted share, and Core Earnings (a non-GAAP financial measure) was $131.8 million, or $0.51 per diluted share.

“I am pleased with our strong start to 2017. We deployed $1.4 billion of capital, including over $930 million of originations in our floating-rate loan portfolio at expected returns of 12.5%,” stated Barry Sternlicht, Chairman and CEO of Starwood Property Trust. “From a credit perspective, our portfolio continues to perform quite well, with our total LTV of 63% improving since the end of last quarter. Our earnings were slightly impacted by the excess liquidity from the capital raise in December but coupled with a robust pipeline of investment opportunities across our segments, we feel we are superbly positioned to continue to deliver compelling total returns for our shareholders.”

Dividend

On May 9, 2017, the Company’s Board of Directors declared a dividend of $0.48 per share of common stock for the quarter ending June 30, 2017. The dividend is payable on July 14, 2017 to common stockholders of record as of June 30, 2017.

Supplemental Schedules

The Company has published supplemental earnings schedules on its website in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders.  Specifically, these materials can be found at the Company’s website in the Investor Relations section under “Financial Information” at www.starwoodpropertytrust.com.

Conference Call and Webcast Information

The Company will host a webcast and conference call on Tuesday, May 9, 2017, at 10:00 a.m. Eastern Time to discuss first quarter financial results and recent events.  A webcast will be available on the Company’s website at www.starwoodpropertytrust.com.  To listen to a live broadcast, access the site at least 15 minutes prior to the scheduled start time in order to register and download and install any necessary audio software.

To Participate in the Telephone Conference Call:

Dial in at least five minutes prior to start time.

Domestic:  1-877-397-0292

International:  1-719-325-4817

Conference Call Playback:

Domestic:  1-844-512-2921

International:  1-412-317-6671

Passcode:  1600682

The playback can be accessed through May 23, 2017.

About Starwood Property Trust, Inc.

Starwood Property Trust (NYSE: STWD), an affiliate of global private investment firm Starwood Capital Group, is the largest commercial mortgage real estate investment trust in the United States. The Company’s core business focuses on originating, acquiring, financing and managing commercial mortgage loans and other commercial real estate debt and equity investments. Through its subsidiary LNR Property, LLC, Starwood Property Trust also operates as the largest commercial mortgage special servicer in the United States. With total capital deployed since inception of over $33 billion, Starwood Property Trust continues to solidify its position as one of the premier real estate finance companies in the country.

Forward-Looking Statements

Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Although Starwood Property Trust, Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained.   Factors that could cause actual results to differ materially from the Company’s expectations include completion of pending investments, continued ability to acquire additional investments, competition within the finance and real estate industries, economic conditions, availability of financing and other risks detailed from time to time in the Company's reports filed with the SEC.

Starwood Property Trust, Inc. and Subsidiaries

Condensed Consolidated Statement of Operations by Segment

For the three months ended March 31, 2017

(Amounts in thousands)

		Investing				Investing
	Lending	and Servicing	Property			and Servicing
	Segment	Segment	Segment	Corporate	Subtotal	VIEs	Total
Revenues:
Interest income from loans	$109,046	$2,837	$—	$—	$111,883	$—	$111,883
Interest income from investment securities	12,719	34,836	—	—	47,555	(32,331)	15,224
Servicing fees	210	30,081	—	—	30,291	(16,189)	14,102
Rental income	—	12,189	44,853	—	57,042	—	57,042
Other revenues	79	464	45	—	588	(119)	469
Total revenues	122,054	80,407	44,898	—	247,359	(48,639)	198,720
Costs and expenses:
Management fees	454	18	—	23,862	24,334	50	24,384
Interest expense	19,957	4,358	10,207	31,607	66,129	(269)	65,860
General and administrative	4,211	22,580	1,381	2,170	30,342	87	30,429
Acquisition and investment pursuit costs	515	(16)	172	—	671	—	671
Costs of rental operations	—	5,487	15,391	—	20,878	—	20,878
Depreciation and amortization	17	5,054	17,157	—	22,228	—	22,228
Loan loss allowance, net	(305)	—	—	—	(305)	—	(305)
Other expense	—	758	—	—	758	—	758
Total costs and expenses	24,849	38,239	44,308	57,639	165,035	(132)	164,903
Income (loss) before other income (loss), income taxes and non-controlling interests	97,205	42,168	590	(57,639)	82,324	(48,507)	33,817
Other income (loss):
Change in net assets related to consolidated VIEs	—	—	—	—	—	69,170	69,170
Change in fair value of servicing rights	—	(9,637)	—	—	(9,637)	1,204	(8,433)
Change in fair value of investment securities, net	172	19,045	—	—	19,217	(20,388)	(1,171)
Change in fair value of mortgage loans held-for-sale, net	—	10,593	—	—	10,593	—	10,593
Earnings from unconsolidated entities	470	1,017	2,461	—	3,948	(961)	2,987
Loss on sale of investments and other assets, net	(56)	—	—	—	(56)	—	(56)
(Loss) gain on derivative financial instruments, net	(4,535)	697	(511)	—	(4,349)	—	(4,349)
Foreign currency gain, net	4,863	1	—	—	4,864	—	4,864
Loss on extinguishment of debt	—	—	—	(5,916)	(5,916)	—	(5,916)
Other income, net	—	365	—	—	365	—	365
Total other income (loss)	914	22,081	1,950	(5,916)	19,029	49,025	68,054
Income (loss) before income taxes	98,119	64,249	2,540	(63,555)	101,353	518	101,871
Income tax (provision) benefit	(215)	1,198	—	—	983	—	983
Net income (loss)	97,904	65,447	2,540	(63,555)	102,336	518	102,854
Net (income) loss attributable to non-controlling interests	(354)	376	—	—	22	(518)	(496)
Net income (loss) attributable to Starwood Property Trust, Inc.	$97,550	$65,823	$2,540	$(63,555)	$102,358	$—	$102,358

Definition of Core Earnings

Core Earnings, a non-GAAP financial measure, is used to compute the Company’s incentive fees to its external manager and is an appropriate supplemental disclosure for a mortgage REIT.  For the Company’s purposes, Core Earnings is defined as GAAP net income (loss) excluding non-cash equity compensation expense, the incentive fee due to the Company’s external manager, acquisition costs from successful acquisitions, depreciation and amortization of real estate and associated intangibles and any unrealized gains, losses or other non-cash items recorded in net income for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income. The amount is adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash adjustments as determined by the Company’s external manager and approved by a majority of the Company’s independent directors.

Reconciliation of Net Income to Core Earnings

For the three months ended March 31, 2017

(Amounts in thousands except per share data)

		Investing
	Lending	and Servicing	Property
	Segment	Segment	Segment	Corporate	Total
Net income (loss) attributable to Starwood Property Trust, Inc.	$97,550	$65,823	$2,540	$(63,555)	$102,358
Add / (Deduct):
Non-cash equity compensation expense	749	629	21	1,752	3,151
Management incentive fee	—	—	—	5,470	5,470
Acquisition and investment pursuit costs	—	5	60	—	65
Depreciation and amortization	17	4,474	17,371	—	21,862
Loan loss allowance, net	(305)	—	—	—	(305)
Interest income adjustment for securities	(248)	2,069	—	—	1,821
Other non-cash items	—	773	(580)	5,916	6,109
Reversal of unrealized (gains) / losses on:
Loans held-for-sale	—	(10,593)	—	—	(10,593)
Securities	(172)	(19,045)	—	—	(19,217)
Derivatives	4,021	(1,111)	(10)	—	2,900
Foreign currency	(4,863)	(1)	—	—	(4,864)
Earnings from unconsolidated entities	(470)	(1,017)	(2,461)	—	(3,948)
Recognition of realized gains / (losses) on:
Loans held-for-sale	—	10,732	—	—	10,732
Securities	—	10,593	—	—	10,593
Derivatives	14,923	2,318	158	—	17,399
Foreign currency	(13,581)	(830)	—	—	(14,411)
Earnings from unconsolidated entities	450	466	1,772	—	2,688
Core Earnings (Loss)	$98,071	$65,285	$18,871	$(50,417)	$131,810
Core Earnings (Loss) per Weighted Average Diluted Share	$0.38	$0.25	$0.07	$(0.19)	$0.51

Starwood Property Trust, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet by Segment

As of March 31, 2017

(Amounts in thousands)

		Investing				Investing
	Lending	and Servicing	Property			and Servicing
	Segment	Segment	Segment	Corporate	Subtotal	VIEs	Total
Assets:
Cash and cash equivalents	$654	$46,711	$15,048	$158,869	$221,282	$1,236	$222,518
Restricted cash	19,784	10,349	9,883	—	40,016	—	40,016
Loans held-for-investment, net	6,210,717	20,102	—	—	6,230,819	—	6,230,819
Loans held-for-sale	189,334	150,932	—	—	340,266	—	340,266
Loans transferred as secured borrowings	35,000	—	—	—	35,000	—	35,000
Investment securities	714,699	1,015,146	—	—	1,729,845	(999,674)	730,171
Properties, net	—	277,253	1,660,715	—	1,937,968	—	1,937,968
Intangible assets	—	111,728	123,399	—	235,127	(33,033)	202,094
Investment in unconsolidated entities	31,125	53,974	125,307	—	210,406	(8,583)	201,823
Goodwill	—	140,437	—	—	140,437	—	140,437
Derivative assets	26,594	1,713	42,733	—	71,040	—	71,040
Accrued interest receivable	31,950	809	—	—	32,759	—	32,759
Other assets	17,775	51,043	40,373	1,497	110,688	(2,709)	107,979
VIE assets, at fair value	—	—	—	—	—	60,185,851	60,185,851
Total Assets	$7,277,632	$1,880,197	$2,017,458	$160,366	$11,335,653	$59,143,088	$70,478,741
Liabilities and Equity
Liabilities:
Accounts payable, accrued expenses and other liabilities	$23,132	$43,985	$57,615	$25,750	$150,482	$923	$151,405
Related-party payable	—	94	—	25,903	25,997	—	25,997
Dividends payable	—	—	—	126,048	126,048	—	126,048
Derivative liabilities	1,113	454	—	—	1,567	—	1,567
Secured financing agreements, net	2,485,056	450,181	1,207,281	296,099	4,438,617	(23,700)	4,414,917
Unsecured senior notes, net	—	—	—	2,033,384	2,033,384	—	2,033,384
Secured borrowings on transferred loans	35,000	—	—	—	35,000	—	35,000
VIE liabilities, at fair value	—	—	—	—	—	59,147,068	59,147,068
Total Liabilities	2,544,301	494,714	1,264,896	2,507,184	6,811,095	59,124,291	65,935,386
Equity:
Starwood Property Trust, Inc. Stockholders’ Equity:
Common stock	—	—	—	2,648	2,648	—	2,648
Additional paid-in capital	2,391,134	917,208	713,255	668,101	4,689,698	—	4,689,698
Treasury stock	—	—	—	(92,104)	(92,104)	—	(92,104)
Accumulated other comprehensive income (loss)	46,825	(396)	(6,362)	—	40,067	—	40,067
Retained earnings (accumulated deficit)	2,284,352	456,742	45,669	(2,925,463)	(138,700)	—	(138,700)
Total Starwood Property Trust, Inc. Stockholders’ Equity	4,722,311	1,373,554	752,562	(2,346,818)	4,501,609	—	4,501,609
Non-controlling interests in consolidated subsidiaries	11,020	11,929	—	—	22,949	18,797	41,746
Total Equity	4,733,331	1,385,483	752,562	(2,346,818)	4,524,558	18,797	4,543,355
Total Liabilities and Equity	$7,277,632	$1,880,197	$2,017,458	$160,366	$11,335,653	$59,143,088	$70,478,741

Additional information can be found on the Company’s website at www.starwoodpropertytrust.com.

Contact:

Zachary Tanenbaum

Starwood Property Trust

Phone: 203-422-7788

Email: ztanenbaum@starwood.com